SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT


                                  by and among



                           Brigham Exploration Company


                                       and

                       GAP Coinvestment Partners II, L.P.,
                Special Situations Private Equity Fund, L.P. and
                            Aspect Resources, L.L.C.




                                February 22, 2000

              SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT

                                    Recitals:

         (a) This SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of February 22, 2000, by and among GAP Coinvestment Partners II, L.P., Special Situations Private Equity Fund, L.P., and Aspect Resources, L.L.C. (each individually, a "Buyer," and collectively, the "Buyers") and Brigham Exploration Company, a Delaware corporation (the "Company"); and

         (b) The Company desires to issue to Buyers, and Buyers desire to purchase, shares of the Company's common stock, par value $.01 per share and warrants affording the right to purchase shares of the Company's common stock.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Buyers hereby agree as follows:

                                   ARTICLE I.

                            TERMS OF THE TRANSACTION

         1.1 Agreement to Issue Shares. Within five (5) business days of Closing, and on the terms and subject to the conditions set forth in this Agreement, the Company shall have issued to each Buyer, and each Buyer (severally) shall purchase and accept from the Company, the number of shares of common stock of the Company (the "Common Stock") as set forth beside its name on
Schedule I (as issued to all Buyers, collectively, the "Shares"); provided, however, that in the case of Aspect and Special Situations, the Company shall issue each such Buyer's shares concurrent with its delivery of such Buyer's share of the Purchase Price to the Company, which shall occur within thirty (30) days after Closing.

         1.2 Agreement to Issue Warrants . Within five (5) business days of Closing, and on the terms and subject to the conditions set forth in this Agreement, the Company shall issue and deliver to each Buyer the number of warrants to purchase common stock of the Company as set forth beside its name on
Schedule I hereto (as issued to all Buyers, collectively, the "Warrants"); provided, however, that in the case of Aspect and Special Situations, the Company shall issue such Buyer's warrants concurrent with such Buyer's delivery of its share of the Purchase Price to the Company, which shall occur within thirty (30) days after Closing.

         1.3 Purchase Price and Payment. In consideration of the sale of the Shares and the Warrants, contemporaneously with its receipt of its portion of the Shares and Warrants, each Buyer shall pay to the Company, the purchase price set forth beside its name on Schedule I, the aggregate of which shall be the "Purchase Price", the Purchase Price per Share (the "Issuance Price") was determined by reference to the greater of (a) $2.05, and (b) the minimum Average Price per Share necessary to prevent triggering antidilution provisions in any agreement in existence as of the date hereof. Each Buyer shall pay its portion of the Purchase Price to the Company in immediately available funds by confirmed wire transfer to a bank account to be designated by the Company. Special Situations and Aspect shall have a period of thirty (30) days after the Closing Date to fund their respective allocable


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

shares of the Purchase Price; if Aspect fails to so timely fund its share of the Purchase Price, Special Situations shall have no obligation to do so and this Agreement shall automatically, unless Special Situations nonetheless voluntarily funds its share of the Purchase Price within such 30-day period, have no further force and effect relative to Special Situations. Nothing in this Section 1.3 or elsewhere in this Agreement shall be construed to change or diminish Aspect's absolute obligation to fund its share of the Purchase Price within 30 days after the Closing Date.

         1.4 Limitations. The rights and interests afforded Buyers hereunder and/or under the Warrant Certificate are subject to any pre-existing rights of the Company's common stock, option and warrant holders.

                                   ARTICLE II.

                                     CLOSING

         The closing of the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Brigham Exploration Company, 6300 Bridge Point Parkway, Building 2, Suite 500, Austin, Texas, 78730, at 10:00 a.m., local time, on February 22, 2000, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date." All Closing transactions shall, except as provided otherwise herein, be deemed to have occurred simultaneously.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Buyers that:

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Company are pending or, to the best knowledge of the Company, threatened.

         3.2 Qualification. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each of the jurisdictions in which such qualification or licensing is required for the conduct of its business.

         3.3 Charter and Bylaws. Neither the Company nor any Subsidiary is in violation of any provision of its charter or bylaws, other than violations which, individually or in the aggregate, do not and will not have a Material Adverse Effect on the Company.

         3.4 Capitalization of the Company. The authorized capital stock of the Company consists of (a) 30,000,000 shares of common stock and, after giving effect to the transactions contemplated herein and all other issuances of capital stock of the Company on or prior to the date hereof,


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

16,712,908 shares of common stock will be issued and outstanding and 731,707 shares will be reserved for future issuance pursuant hereto, and (b) 10,000,000 shares of preferred stock, none of which are presently outstanding. Schedule III sets forth a description of the outstanding capital stock of the Company, including options and warrants.

         3.5 Authority Relative to This Agreement. The Company has full corporate power and corporate authority to execute, deliver, and perform this Agreement and the Ancillary Documents (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each Ancillary Document executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitute, or when executed and delivered will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         3.6 Shares and Warrants. The Shares to be issued by the Company within five (5) business days of Closing or, in the case of Special Situations and Aspect, within thirty (30) days after Closing, and the Shares issuable upon exercise of the Warrants (the "Warrant Shares") have been duly authorized for such issuance. When issued and delivered by the Company in accordance with the provisions of this Agreement, the Shares, the Warrants and the Warrant Shares will be validly issued, fully paid, and nonassessable. The issuance of the Shares, the Warrants and the Warrant Shares pursuant to this Agreement is not subject to any preemptive or similar rights.

         3.7 Approvals. Except for registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and/or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, there, no authorizations, approvals or consents of, and no filings or registrations with, any governmental authority are necessary for the execution, delivery or performance by the Company of this Agreement or for the validity or enforceability thereof.

         3.8 Disclosure. No representation or warranty made by the Company in this Agreement, and no statement of the Company contained in (a) any document filed by the Company with the Commission pursuant to the Company's reporting obligations under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (b) any document, certificate, or other writing furnished or to be furnished by the Company pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The Company knows of no matter (other than matters of a general character not relating solely to the Company or any subsidiary in any specific manner) which has not been disclosed to Buyer pursuant


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

to this Agreement which has or, so far as the Company can now reasonably foresee, will have a Material Adverse Effect. The Company has complied in all material respects with its obligations under the Securities Act and the Exchange Act.

         3.9 Representations and Warranties on Closing Date. The representations and warranties made in this Article III will be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

         Each Buyer, only with respect to itself, represents and warrants to the Company that:

         4.1 Organization and Formation. Each corporate Buyer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. Each partnership Buyer is duly formed and is in good standing (as applicable) under the laws of the jurisdiction of its formation. No actions or proceedings to dissolve any Buyer are pending or, to the best knowledge of Buyers, threatened.

         4.2 Authority Relative to This Agreement. Each Buyer has full power and authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyers of this Agreement and the Ancillary Documents to which they are parties, and the consummation by them of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or partnership action, as applicable, of Buyers. This Agreement has been duly executed and delivered by Buyers and constitutes, and each Ancillary Document executed or to be executed by Buyers has been, or when executed will be, duly executed and delivered by each Buyer and constitute, or when executed and delivered will constitute, valid and legally binding obligations of each Buyer, enforceable against each Buyer in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         4.3 Financing. Each Buyer has, and at the Closing will have, such funds as are necessary for the consummation by it of the transactions contemplated hereby.

         4.4 Disclosure of Information. Buyers represent that they have had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation, and financial condition and the terms and conditions of the issuance of the Shares. Each Buyer further represents that it has access to all filings duly made by the Company


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

with the Securities and Exchange Commission.

         4.5 Investment Experience. Each Buyer acknowledges that it can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

         4.6 Restricted Securities. Each Buyer understands that the Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, each Buyer represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Appropriate stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Shares.

         4.7 Accredited Investor; Investment Intent. Each Buyer is an accredited investor as defined in Regulation D under the Securities Act. Each Buyer is acquiring its portion of the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities laws.

         4.8 Representations and Warranties on Closing Date. The representations and warranties made in this Article IV will be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS

         5.1 Reasonable Best Efforts. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation,
(i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings, or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby; (ii) reasonable best efforts to obtain any such consents, approvals, orders, authorizations, and waivers and to effect any such declarations, filings, and registrations; (iii) reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (iv) reasonable best efforts to defend, and cooperation in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation


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

of the transactions contemplated hereby; and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

         5.2 Public Announcements. Except as may be required by Applicable Law or this Section 5.2, no Buyer shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties (which consent shall not be unreasonably withheld). The Company shall prepare and issue any press release or public statement required by Applicable Law.

         5.3 Notice of Litigation. Until the Closing, (i) Buyers, upon learning of the same, shall promptly notify the Company of any Proceeding which is commenced or threatened against a Buyer and which affects this Agreement or the transactions contemplated hereby and (ii) the Company, upon learning of the same, shall promptly notify Buyers of any Proceeding which is commenced or threatened against the Company and which affects this Agreement or the transactions contemplated hereby and any Proceeding which is commenced or threatened against the Company or any Subsidiary.

         5.4 Fees and Expenses. The Company shall be responsible for the payment of all of the Company's fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and, except as expressly provided otherwise in Section 9.7 hereof, the Buyers shall be responsible for the payment of all the Buyers' fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         5.5 Transfer Taxes. All sales, transfer, filing, recordation, registration, stamp, and similar Taxes and fees arising from or associated with the sale and transfer of the Shares as contemplated hereunder shall be borne by the Buyers.

         5.6 Survival of Covenants. Except for any covenant or agreement, which by its terms expressly terminates as of a specific date or event, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation.

                                   ARTICLE VI.

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         6.1 Representations and Warranties True. All the representations and warranties of Buyers contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct in all material respects on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case


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such representation or warranty shall have been true and correct in all material respects as of such specified date.

         6.2 Covenants and Agreements Performed. Buyers shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         6.3 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         6.4 Consents.

         (a) There shall have been obtained any and all material permits, consents, and approvals of Governmental Entities that reasonably may be deemed necessary so that the consummation of the transactions contemplated hereby will be in compliance with Applicable Law, the failure to comply with which would have a Material Adverse Effect on the Company.

         (b) All consents and approvals of private persons, (i) the granting of which is necessary for the consummation of the transactions contemplated hereby and (ii) the non-receipt of which would have a Material Adverse Effect on the Company, shall have been obtained.

                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF BUYERS

         The obligations of Buyers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         7.1 Representations and Warranties True. All the representations and warranties of the Company contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects (except for such representations and warranties that are limited by materiality, in which case they shall be true and correct in all respects) as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct in all material respects on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

         7.2 Covenants and Agreements Performed. The Company shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         7.3 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened


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seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.4 Ancillary Documents. Buyers shall have received the certificates, instruments, and documents listed below (the "Ancillary Documents"):

               (a) In accordance with the denominations designated in Schedule I, stock certificates in definitive form and duly executed on behalf of the Company, representing the portion of the Shares registered in the name of each Buyer.

               (b) In accordance with the denominations designed in Schedule I, Warrant Certificates in substantially the form attached hereto as
          Schedule II.

               (c) A copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery, and performance by the Company of this Agreement, certified by the secretary or an assistant secretary of the Company.

               (d) Such other certificates, instruments, and documents as may be reasonably requested by Buyers to carry out the intent and purposes of this Agreement.

         7.5 Special Conditions Precedent. As a precondition to the obligations of Buyers, (a) the Company shall have entered, or shall have caused Brigham Oil & Gas, L.P. ("BOG") to enter, into an Amended and Restated Credit Agreement with its senior lenders affording the Company and/or BOG additional availability up to, but not exceeding total availability of $15,000,000, and (b) the total Purchase Price for all shares issued to the Buyers hereunder equals or exceeds $4,500,000.

                                  ARTICLE VIII.

                       TERMINATION, AMENDMENT, AND WAIVER

         8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

               (a)  by mutual written consent of the Company and Buyers; or

               (b)  by either the Company or Buyers, if:

                    (i) the Closing shall not have occurred on or before February 23, 2000, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i); or

                    (ii) there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting


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                    the consummation of the transactions contemplated hereby,
                    and such order, decree, ruling, or other action shall have become final and nonappealable; or

               (c) by the Company, if (i) any of the representations and warranties of Buyers contained in this Agreement shall not be true and correct in any respect which is material to Buyers or the ability of Buyers to consummate the transactions contemplated hereby, or (ii) Buyers shall have failed to fulfill in any material respect any of their obligations under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within ten days after written notice thereof from the Company to Buyers; or

               (d) by Buyers, if (i) any of the representations and warranties of the Company contained in this Agreement shall not be true and correct in any respect which is material to the Company and the Subsidiaries considered as a whole or the ability of the Company to consummate the transactions contemplated hereby, or (ii) the Company shall have failed to fulfill in any material respect any of its obligations under this Agreement, and, in the case of each of clauses
          (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within ten days after written notice thereof from Buyers to the Company.

         8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 by the Company, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section and in Sections 5.2, 5.4, and 11.1 shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

         8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

         8.4 Waiver. The Company, on the one hand, or Buyers, on the other, may:
(i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate, or writing delivered pursuant hereto, or (ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         8.5 Remedies Not Exclusive. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be


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limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                                   ARTICLE IX

              RESTRICTIONS ON TRANSFERABILITY; REGISTRATION RIGHTS

         9.1 Transfers.

         (a) General. The Shares and the Warrants shall not be transferred before satisfaction of the conditions specified in this Article IX, which conditions are intended to reflect the intent of the Company and Buyers and further to ensure compliance with the provisions of the Securities Act and applicable state securities laws. Each Buyer, by entering into this Agreement and accepting the Shares and the Warrants, agrees to be bound by the provisions of this Article IX.

         (b) Restrictive Legend. Except as otherwise provided in this Article IX, each certificate representing Warrants, Shares or Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN A SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF February 22, 2000, BETWEEN BRIGHAM EXPLORATION COMPANY AND THE INITIAL HOLDERS OF SECURITIES NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF BRIGHAM EXPLORATION COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY."

         9.2 Registration. The Company shall utilize reasonable best efforts to, within 90 days after the Closing Date, register on a Form S-3 (or Form S-1 or successor form to either) Registration Statement all of the Registrable Securities that are held by any Buyer(s) that, on or before the Closing Date, have elected to have their Registrable Securities so registered. The Company shall use its reasonable best efforts to keep such Registration Statement effective until the twenty-four (24) month anniversary of such Effective Date.

         9.3 Incidental Registration.

         If the Company at any time proposes to file on its behalf and/or on behalf of any of its


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

security holders (the "Demanding Security Holders") a Registration Statement under the Securities Act on any form (other than a Registration Statement (i) filed pursuant to demand under the Company's Registration Rights Agreement with Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership, and Enron Capital & Trade Resources Corp., a Delaware corporation, dated August 20, 1998, as amended, or (ii) on Form S-8 or any similar or successor form or any other registration statement relating to an offering of securities solely to the Company's existing security holders or employees) to register the offer and sale of its common stock for cash, it will give written notice to all Buyers at least five (5) days before the anticipated date of initial filing with the Commission of such Registration Statement, which notice shall set forth the Company's intention to effect such a registration, the class or series and number of equity securities proposed to be registered and the intended method of disposition of the securities proposed to be registered by the Issuer. The notice shall offer to include in such filing all of each Buyer's Registrable Securities.

         Each Buyer desiring to have Registrable Securities registered under this Section 9.3 shall advise the Company in writing within fifteen (15) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such securities. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or the Demanding Security Holder, as the case may be, would materially and adversely affect the distribution of such securities by the Company or such Demanding Security Holders, as the case may be, then all selling security holders (but not the Company or such Demanding Security Holders, as the case may be) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis to the greatest aggregate amount which, in the opinion of such managing underwriter, would not materially and adversely affect the distribution of such securities.

         Nothing in this Section 9.3 shall preclude the Company from discontinuing the registration of its securities being effected on its behalf under this Section 9.3 at any time prior to the effective date of the registration relating thereto. Notwithstanding any provision herein, the rights of the Buyers under this Section 9.3 are subject to the express limitations contained in registration rights agreements (and registration rights provisions in agreements) in effect on the date hereof between the Company and other parties.

         9.4 Requests for Registration. Each Buyer agrees that it will not sell, transfer or otherwise dispose of any Registrable Securities in whole or part, except pursuant to an effective Registration Statement under the Securities Act or an exemption from registration thereunder. Each certificate, if any, evidencing such Registrable Securities issued upon such transfer shall bear the restrictive legend set forth in Section 9.1, and each Warrant Certificate issued upon such transfer shall bear the restrictive legend set forth in Section 9.1 of this Agreement, unless in the opinion of the transferee's or Buyer's reputable counsel delivered to the Company in connection with such transfer, such legend is not required in order to ensure compliance with the Securities Act.

         9.5 Registration Procedures. In its efforts to effect registration of the Registrable Securities pursuant to Section 9.2 or 9.3, above, the Company will, as expeditiously as possible:

         (a) furnish to the selling security holders such number of copies or a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

         (b) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as each holder of such securities shall request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be requited of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

         (c) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Shares; and

         (d) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

         It shall be a condition precedent to the obligation of the company to take any action pursuant to this Article IX in respect of the Registrable Securities which are to be registered at the request of any Buyer that such Buyer shall refurnish to the Company such information regarding the Registrable Securities held by such Buyer and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

         9.6 Rights of Others.

         (a) The Company and any party to any existing agreements with the Company who are entitled to piggy-back registration rights ("Other Holders") with respect to a Registration Statement filed pursuant to Section 9.2 or 9.3 may include securities of the Company in such Registration Statement.

         (b) Notwithstanding any provision herein, the rights of the Buyers under this Article IX are subject to the express limitations contained in registration rights agreements (and registration rights provisions in agreements) in effect on the date hereof between the Company and other parties.

         9.7 Expenses. All registration and filing fees (including those incident to filing with the

NASD), incurred in complying with this Article IX (all of such fees shall be collectively referred to herein as "Registration Expenses"), shall be paid by the Company; provided, however, the Company shall not be responsible for any attorneys' fees or discount or commission or cost reimbursement to any underwriter in respect of the securities sold by such Buyer, or any other expenses incurred by Buyers in relation to this Agreement, except as set forth in this Section 9.7.

         9.8 Liquidated Damages. The parties hereto agree that, without limitation of any other remedies that may be available to Buyers, upon the failure of the Company to register the shares of Registrable Securities that are held by Buyers that have elected on or before the Closing Date to have their Registrable Securities registered, within 180 days of the Closing Date, the Buyers that have so elected to have their Registrable Securities registered shall each be entitled to liquidated damages from the Company in an amount equal to 1% per month of the Purchase Price paid by such Buyer, with the total liquidated damages payable by the Company to all Buyers together not to exceed $100,000. The parties agree that the liquidated damages set forth herein are reasonable and not a penalty because of the difficulty of ascertaining the actual damages that would be sustained by the Buyers in the event of such a material breach of this Agreement by the Company.

                                   ARTICLE X.

                                  MISCELLANEOUS

         10.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  If to:   GAP Coinvestment Partners II, L.P.
                           c/o General Atlantic Service Corporation
                           3 Pickwick Plaza
                           Greenwich, CT  06830
                           Attention:  Mr. Steve Reynolds
                           Telefax:    (203) 622-8818

                  with a copy to:
                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY  10019-6064
                           Attention:  Douglas A. Cifu, Esq.
                           Telefax:    (212) 757-3990

                  If to:   Special Situations Private Equity Fund
                           153 East 53rd Street
                           New York, NY  10022
                           Attention:  Mr. Steven R. Becker
                           Telefax:    (212) 207-6515

                  If to:   Aspect Resources, L.L.C.
                           511 16th Street, Suite 300
                           Denver, CO  80202
                           Attention:  Mr. Alex Cranberg
                           Telefax:    (303) 573-7340

              If to the Company:

                           Brigham Exploration Company
                           6300 Bridge Point Parkway
                           Building 2, Suite 500
                           Austin, TX  78730
                           Attention:  Chief Financial Officer
                           Telefax:    (512) 427-3400

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or
(iii) if sent by telecopy or facsimile transmission, when the answer back is received.

         10.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         10.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

         10.4 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         10.6 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

         10.7 Consent to Jurisdiction

         (a) The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Dallas, Texas, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts.

         (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subsection (a) above by the mailing of a copy thereof in the manner specified by the provisions of Section 10.1.

         10.8 Liability of Buyers. The liability of each Buyer with respect to the agreements, covenants, representations and warranties of Buyers contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall be to the extent such agreements, covenants, representations or warranties applies to himself, herself, or itself and not with respect to any other Buyer.

         10.9 Consent to Certain Stock Issuances. By its execution hereof, each Buyer hereby consents to the issuance of Common Stock upon exercise of warrants and options to purchase Common Stock outstanding as of the date hereof.

         10.10 Loss or Mutilation. Upon receipt by the Company from any Buyer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a certificate representing Shares and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Buyer or an Affiliate thereof shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof or thereof, the Company will execute and deliver in lieu hereof or thereof a new stock certificate, of like tenor to such Buyer, provided, in the case of mutilation, no indemnity shall be required if the certificate representing Shares in identifiable form is surrendered to the Company for cancellation.

                                   ARTICLE XI.

                                   DEFINITIONS

         11.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

               "Affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. For the purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal, or other governmental body, agency, authority, department, commission, board, bureau, or instrumentality (domestic or foreign), as well as the New York Stock Exchange, The NASDAQ Stock Market, and any exchange upon which the Common Stock is listed from time to time.

               "Material Adverse Effect" means any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations or condition (financial or otherwise) of a party, or
          (ii) to the ability of a party to perform on a timely basis any material obligation under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

               "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

               "Proceedings" means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

               "Registrable Securities" means the Shares, the Warrant Shares and any shares issued upon exercise of the Warrants.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                          THE COMPANY:

                                          BRIGHAM EXPLORATION COMPANY


                                          By:    /s/ Ben M. Brigham
                                                 ---------------------------
                                          Name:  Ben M. Brigham
                                                 ---------------------------
                                          Title: President and CEO
                                                 ---------------------------

                                          BUYERS:

                                          GAP COINVESTMENT PARTNERS II, L.P.


                                          By:    /s/ Matthew Nimetz
                                                 ---------------------------
                                          Name:  Matthew Nimetz
                                                 ---------------------------
                                          Title: General Partner
                                                 ---------------------------

                                          SPECIAL SITUATIONS PRIVATE
                                          EQUITY FUND, L.P.


                                          By:    /s/ Austin Marxe
                                                 ---------------------------
                                          Name:  Austin Marxe
                                                 ---------------------------
                                          Title: MD
                                                 ---------------------------


                                          ASPECT RESOURCES, L.L.C.
                                          By its Manager, Aspect Management
                                          Corporation


                                          By:    /s/ Wayne W. Williamson
                                                 ---------------------------
                                          Name:  Wayne W. Williamson
                                                 ---------------------------
                                          Title: Vice President
                                                 ---------------------------

                                   Schedule I

                                                             Shares of       Purchase
           Buyers                               Warrants    Common Stock      Price
---------------------------------------------------------------------------------------
GAP Coinvestment Partners II, L.P.              325,203       975,610     $2,005,691.56
---------------------------------------------------------------------------------------
Special Situations Private Equity Fund, L.P.    243,902       731,707     $1,504,267.65
---------------------------------------------------------------------------------------
Aspect Resources, L.L.C.                        162,602       487,805     $1,002,845.79
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

                    Total                       731,707     2,195,122     $4,512,805.00
---------------------------------------------------------------------------------------